SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 6, 2004

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 6, 2004, Avon issued a press release announcing, in part, that at its Annual Meeting of Shareholders, the proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock had been approved and, as a consequence, the two-for-one stock split, previously declared by the Board of Directors, will proceed. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: May 11, 2004	By: /s/ Katherine A. O’Hara

	Name:	Katherine A. O’Hara
	Title:	Vice President and Associate General Counsel, Corporate and Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Avon Products, Inc., dated May 6, 2004, relating to the approval by the Company’s shareholders of the increase in authorized common shares, and to the two-for-one stock split